UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2011
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Background
          In early 2011, we engaged the compensation and employee benefits consulting firm of Towers Watson & Co. (“Towers Watson”) to conduct a comparison of our employment and compensation practices to a peer group of property and casualty insurers Towers Watson selected and then to provide us with recommendations.
          Although we and Donegal Mutual Insurance Company (“Donegal Mutual”) maintain our separate legal existence, our insurance subsidiaries and Donegal Mutual conduct business together as the “Donegal Insurance Group.” Among other things, all of the employees who provide services to Donegal Mutual, our insurance subsidiaries and us are employees of Donegal Mutual. Our insurance subsidiaries reimburse Donegal Mutual monthly for their appropriate share of these compensation expenses. For further information about the operation of the Donegal Insurance Group, we refer you to our Form 10-K Annual Report for the year ended December 31, 2010 as filed with the Securities and Exchange Commission.
          After careful review of the Towers Watson analysis and recommendations, we and Donegal Mutual, or the Companies, determined to enter into employment agreements with the senior executive officers of the Donegal Insurance Group that provide for multiple-year terms of employment and specific provisions relating to severance compensation for those senior executive officers were they to be terminated for other than cause or resign for good reason, as those terms are defined in the employment agreements, including following the unlikely occurrence of a change of control of us. Towers Watson noted that these types of employment agreements provide the certainty necessary to attract and retain executive talent, deliver assurances to the executive regarding position and pay level and outline severance terms. In addition, in connection with the last five or six acquisitions by the Donegal Insurance Group, it has utilized employment agreements for senior management of the acquired companies and has found the employment agreements to be useful retention devices.
Entry into Employment Agreements
          On July 29, 2011, the Companies entered into employment agreements with Donald H. Nikolaus, President and Chief Executive Officer, Kevin G. Burke, Senior Vice President, Human Resources, Cyril J. Greenya, Senior Vice President and Chief Underwriting Officer, Jeffrey D. Miller, Senior Vice President and Chief Financial Officer, Robert G. Shenk, Senior Vice President, Claims, and Daniel J. Wagner, Senior Vice President and Treasurer. The Companies also entered into a consulting agreement with Mr. Nikolaus that will become effective automatically upon the expiration or termination of his employment agreement under certain conditions, as described in this
Form 8-K.
Employment Agreement and Consulting Agreement with Donald H. Nikolaus
          The employment agreement among the Companies and Mr. Nikolaus becomes effective August 1, 2011, or the effective date, and ends on the fifth anniversary of the effective date, provided that on the first anniversary of the effective date and each subsequent anniversary of the effective date, the term of his employment agreement will automatically extend for one additional year, so that on each extension date the employment agreement will have a remaining term of five years unless either Mr. Nikolaus or our board of directors and Donegal Mutual’s board of directors provides not less than six months advance notice that the automatic extension will terminate on the next succeeding extension date.
          Upon Mr. Nikolaus’ retirement or termination of his employment under the employment agreement for other than cause, the death or permanent disability of Mr. Nikolaus or his termination of the employment agreement for good reason, as the employment agreement defines those terms, the term of his consulting agreement will commence and continue for a period of five years thereafter.
          A summary of the principal terms of the employment agreement among the Companies and Mr. Nikolaus is as follows:
•	The Companies will pay Mr. Nikolaus (a) an initial annual base salary equal to the amount of his current annual base salary of $575,000 or (b) such greater amount, if any, as the compensation committees of the Companies recommend and the boards of directors of the Companies approve after review of the final compensation recommendations the Companies expect to receive from Towers Watson later this year, plus such other compensation as the Companies may, from time to time, determine.

•	Mr. Nikolaus has the right to participate in the Companies’ annual incentive programs, including those relating to the standards and objectives set forth in the Companies’ executive incentive plans and benefit plans.

•	Subject to any required stockholder approval, Mr. Nikolaus has the right to receive an annual grant of non-qualified stock options to purchase not less than 150,000 shares of our Class A common stock at a price per share equal to the closing price of our Class A common stock on the day before the date of the annual stock grant. Each option will vest in equal annual installments of one-third of the number of shares subject to the option grant each on the nine-month, the second and the third anniversaries after the grant date and remain exercisable for a term of ten years after the grant date.

•	The employment agreement among Mr. Nikolaus and the Companies includes customary provisions relating to indemnification, confidentiality and non-competition.

•	The employment agreement among Mr. Nikolaus and the Companies includes certain rights to terminate the agreement, and upon the occurrence of certain events such as a change of control, the right to receive severance payments, as provided in the employment agreement we attach as an exhibit to this Form 8-K Report.
          A summary of the principal terms of the consulting agreement among the Companies and Mr. Nikolaus is as follows:
•	The consulting agreement becomes effective on the date of the retirement of Mr. Nikolaus as the president and chief executive officer of the Companies or the earlier date on which the Companies terminate the employment of Mr. Nikolaus under the employment agreement for other than cause, death or permanent disability or the date Mr. Nikolaus terminates his employment under the employment agreement for good reason, as defined in the employment agreement. The Companies will retain Mr. Nikolaus to provide consulting services to the Companies and their boards of directors in connection with general operations and merger and acquisition activities, participation in meetings and other activities of the Insurance Federation of Pennsylvania and other projects and assignments as Mr. Nikolaus and the Companies mutually agree from time to time.

•	The term of the consulting agreement will end on the fifth anniversary of the effective date of the consulting agreement, unless earlier terminated for cause, or the death or permanent disability of Mr. Nikolaus, as defined in the consulting agreement. His status under the consulting agreement will be that of an employee of the Companies.

•	The consulting agreement provides that Mr. Nikolaus will receive all benefits the Companies provide to executive officers of the Companies named in our annual proxy statement and such benefits as became fully vested while Mr. Nikolaus served as president and chief executive officer of the Companies under his employment agreement.

•	Under the consulting agreement, the Companies will pay Mr. Nikolaus an amount equal to 50% of his base salary, as defined in the employment agreement, for the last completed fiscal year of the Companies before the effective date of the consulting agreement, but in no event less than $600,000 plus such discretionary incentive payments as the Companies may from time to time determine.

•	The consulting agreement includes customary provisions relating to indemnification, confidentiality and non-competition.

•	The consulting agreement among Mr. Nikolaus and the Companies includes certain rights to terminate the agreement and for Mr. Nikolaus to receive certain payments upon termination, as provided in the consulting agreement we attach as an exhibit to this Form 8-K Report.
Employment Agreements of the Other Senior Executive Officers
          The respective employment agreements among the Companies and Messrs. Burke, Greenya, Miller, Shenk and Wagner contain provisions similar to those included in the employment agreement among Mr. Nikolaus and the Companies, except as follows:
•	Each employment agreement among the Companies and the executive becomes effective August 1, 2011 and ends on the third anniversary of the effective date, provided that on the first anniversary of the effective date and each subsequent anniversary of the effective date, the term of his employment agreement will automatically extend for one additional year, so that on each extension date the employment agreement will have a remaining term of three years unless either our board of directors or Donegal Mutual’s board of directors provides not less than 90 days advance notice that the automatic extension will terminate on the next succeeding extension date.

•	The Companies will pay a base salary to the executive (a) an initial annual base salary equal to the amount of his current annual base salary which for each executive is as follows:
•	Mr. Burke, $195,000;

•	Mr. Greenya, $195,000;

•	Mr. Miller, $217,000;

•	Mr. Shenk, $241,000; and

•	Mr. Wagner, $195,000
•	or (b) such greater amount, if any, as the compensation committees of the Companies recommend and the boards of directors of the Companies approve after review of the final compensation recommendations the Companies expect to receive from Towers Watson later this year.

•	The employment agreements among the executives and the Companies include customary provisions relating to indemnification and confidentiality.

•	The employment agreements among the executives and the Companies include certain rights to terminate the agreement, and upon the occurrence of certain events such as a change of control, the right to receive severance payments, as provided in the respective employment agreements we attach as an exhibits to this Form 8-K Report.
          We have included a copy of the employment agreement and consulting agreement among Mr. Nikolaus and the Companies and each of the senior executive’s employment agreements as exhibits to this Form 8-K Report, and we incorporate by reference each such agreement herein. The foregoing description of the agreements is subject to, and qualified in its entirety by reference to, the respective agreements.
Stock Option Grants
          On July 27, 2011, our board of directors granted stock options to our executive officers and directors, with each stock option vesting in three equal installments during each of the first three years and having a term of ten years:
•	We granted Mr. Nikolaus a stock option to purchase 200,000 shares of our Class A common stock at an exercise price of $12.50.

•	We granted each executive officer other than Mr. Nikolaus a stock option to purchase 75,000 shares of our Class A common stock at an exercise price of $12.50 per share.

•	We granted each director other than Mr. Nikolaus a stock option to purchase 12,000 shares of our Class A common stock at an exercise price of $12.50 per share.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated as of July 28, 2011 among Donegal Mutual Insurance Company, Donegal Group Inc. and Donald H. Nikolaus.

10.2	Consulting Agreement dated as of July 28, 2011 among Donegal Mutual Insurance Company, Donegal Group Inc. and Donald H. Nikolaus.

10.3	Employment Agreement dated as of July 28, 2011 among Donegal Mutual Insurance Company, Donegal Group Inc. and Kevin G. Burke.

10.4	Employment Agreement dated as of July 28, 2011 among Donegal Mutual Insurance Company, Donegal Group Inc. and Cyril J. Greenya.

10.5	Employment Agreement dated as of July 28, 2011 among Donegal Mutual Insurance Company, Donegal Group Inc. and Jeffrey D. Miller.

10.6	Employment Agreement dated as of July 28, 2011 among Donegal Mutual Insurance Company, Donegal Group Inc. and Robert G. Shenk.

10.7	Employment Agreement dated as of July 28, 2011 among Donegal Mutual Insurance Company, Donegal Group Inc. and Daniel J. Wagner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: August 3, 2011